Filed in The District Court
of Travis County, Texas

SEP 25 2019

At 4:08 A.M.
Velva L. Price, District Clerk

**CAUSE NO. D-1-GN-19-005253**

| | | |
|---|---|---|
| **CIPHERLOC, INC.** | § | **IN THE DISTRICT COURT OF** |
| **Plaintiff,** | § | |
| **vs.** | § | **TRAVIS COUNTY, TEXAS** |
| **MICHAEL DE LA GARZA,** | § | |
| **Defendant.** | § | **353RD JUDICIAL DISTRICT** |

## ORDER GRANTING CIPHERLOC, INC.'S APPLICATION FOR TEMPORARY INJUNCTION

After considering Plaintiff CipherLoc, Inc.'s ("CipherLoc") application for temporary injunction, the pleadings, the evidence presented at the September 18, 2019 hearing on the application, and the arguments of counsel, the Court finds there is evidence that harm is imminent to CipherLoc, and if the Court does not issue the temporary injunction, CipherLoc will be irreparably injured if Defendant Michael De La Garza ("De La Garza") is not enjoined from claiming or holding himself out as the chief executive officer or any other officer of CipherLoc and from interfering with the operations of the company. The court further finds that CipherLoc has pled a cause of action, shown a probable right of recovery and probable injury in the interim.

THEREFORE, THE COURT ORDERS, ADJUDGES AND DECREES that Defendant Michael De La Garza and his officers, agents, servants, employees, and attorneys, and anyone in active concert or participation with De La Garza who receives notice of this Order, are prohibited from:

a. taking any action in the name of or on behalf of CipherLoc, except in De La Garza's capacity as a Director;

b. seeking access to or accessing bank accounts or funds owned by CipherLoc;

c. preventing CipherLoc from accessing its bank accounts and other assets in the ordinary course of its business;

d. preventing any employee of CipherLoc from accessing CipherLoc's email account(s), computer systems, or network;

e. accessing computer systems owned by CipherLoc;

f. communicating with existing or known prospective customers of CipherLoc regarding any business-related matters, other than in his capacity as Director;

g. holding himself out as the Chief Executive Officer, President, or Chairman of CipherLoc;

h. challenging or interfering with the legal authority of Tom Wilkinson (or any successor) to discharge the duties of Chief Executive Officer, or challenging or interfering with the authority of the Board of Directors and its Committees to manage and direct the affairs of CipherLoc, other than in his capacity as a Director or Shareholder; and

i. copying, accessing, using or sharing any software, coding, equipment, intellectual property, or other property belonging to CipherLoc;

IT IS FURTHER ORDERED that Defendant Michael De La Garza shall return any CipherLoc property or equipment removed from CipherLoc's Arizona office on August 20, 2019, that belongs to CipherLoc;

IT IS FURTHER ORDERED that the $5,000 bond posted by Plaintiff CipherLoc, Inc. shall be continued as security for this Order.

IT IS FURTHER ORDERED that the Temporary Restraining Order entered in this case on August 29, 2019 and the Order extending the same entered on September 11, 2019 are superseded hereby.

This ORDER and the injunction provided herein shall remain in effect pending a full trial on the merits of this matter set for April 6, 2020.

SIGNED on September 25th, 2019, at 4:00 ~~a.m.~~ p.m.

TIM SULAK
PRESIDING JUDGE